UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2012

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2990 Airway Avenue
Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Debt Financing

On November 26, 2012, T3 Motion, Inc. (“T-3” or the “Company”) entered into a securities purchase agreement (the “SPA”) with several institutional and individual accredited investors (the “Investors”) pursuant to which the Company agreed to issue to the Investors non-interest bearing senior secured convertible debentures due November 26, 2013 (the “Debentures”) in the principal amount $4,355,250 convertible into common stock at $0.10 per share, five-year warrants (the “Warrants”) to purchase 43,552,500 shares of common stock at an exercise price of $0.10 per share, and 4,355,250 shares of common stock (the “Closing Shares”). The financing (the “Financing”) included the conversion of $1,240,750 of existing indebtedness and resulted in $2,825,000 of net cash proceeds to the Company.

The Company’s obligations under the Debentures are secured by a first priority lien on all of T3’s assets pursuant to the terms of a security agreement dated November 26, 2012 among the Company, each of its subsidiaries and the Investors (the “Security Agreement”). The Debentures contain certain restrictive covenants, including with respect to the Company’s ability to incur additional indebtedness without majority consent of the holders.

The Company expects that the proceeds of the Financing will be used for general working capital purposes, including the purchase of parts inventory, sales and marketing and research and development.

The SPA gives the Investors the right, but not the obligation, to purchase additional Debentures and Warrants at levels equal to their participation in the Financing at any time prior to May 27, 2014 (the “Reinvestment Right”).

Chardan Capital Markets, LLC acted as the placement agent for the Financing and is entitled to cash fees of $50,000, $237,500 in principal amount of Debentures, Warrants to purchase 2,375,000 shares and 237,500 Closing Shares.

The descriptions of the SPA, the Security Agreement, the Debentures and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete copies of such documents attached as exhibits to the Current Report on Form 8-K. Copies of the form of SPA and the Security Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. Copies of the form of Debenture and form of Warrant are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference. A copy of the press release dated November 28, 2012 announcing the Financing is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Employment Agreements

In connection with the Financing and pursuant to the terms of the SPA, the Company has entered into a new employment agreement with Rod Keller. See item 5.02 below.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

As described more fully in Item 1.01, on November 27, 2012, the Company issued $4.35 million in principal amount of Debentures pursuant to the terms of the SPA. $1,240,750 in principal amount of the Debentures were issued upon the cancellation of existing indebtedness, including $540,750 of debt and accrued interest due on November 26, 2012, $400,000 of debt due November 21, 2012 and $300,000 of debt due April 30, 2013. In connection with the Financing, the holder of the Company’s remaining $1,000,000 of existing debt agreed to extend the due debt of this obligation until December 31, 2013.

Item 3.02. Unregistered Sales of Equity Securities.

As described more fully in Item 1.01, on November 27, 2012, the Company issued to Investors in the Financing Debentures convertible into 43,552,500 shares of common stock (the “Debenture Shares”) and Warrants to purchase an aggregate of 43,552,500 shares of its common stock. The Company also agreed to issue an aggregate of 4,355,250 Closing Shares to the Investors. In light of restrictions imposed by the NYSE MKT on share issuances in excess of 19.99% of a corporation’s outstanding stock, the SPA required the Company to solicit and receive approval from the holders of a majority of its outstanding voting securities for the issuance of any Closing Shares, Debenture Shares or Warrant Shares in excess of 2,579,914 shares. The Company intends to deliver an information statement (the “Information Statement”) to its stockholders with respect to such stockholder approval in accordance with the requirements of the Exchange Act of 1934, as amended, and the Delaware General Corporation Law.

Item 3.03  Material Modification to Rights of Security Holders.

Prior to the execution of the SPA, the Company’s Board of Directors authorized a reduction in the exercise price of the Company’s outstanding Series I warrants to $0.10 per share (the “Repricing”). The Series I warrants, which were issued in connection with the Company’s May 2011 public offering, had an initial exercise price of $3.50 per share that was reduced to $0.60 per share in August 2012. The Series I warrants are subject to a negative covenant agreement dated May 19, 2011, which provides that, with limited exceptions, that issuances of the Company’s Common Stock or Common Stock equivalents are prohibited if they are deemed issued for a price less than the exercise price of the Series I warrants.

A copy of the press release dated November 28, 2012 announcing the Repricing is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 26, 2012, T3 entered into a new two-year employment agreement with Rod Keller (the “Employment Agreement”) in order to modify provisions related to Mr. Keller’s compensation. The Employment Agreement provides for the issuance to Mr. Keller of an option (the “First Option”) to purchase 3,000,000 shares of common stock in accordance with the provisions of the Company’s 2010 Stock Incentive Plan (the “Plan”). The First Option will vest as follows: 16.5% on the grant date, 8.5% on April 1, 2013 and the remainder in 24 equal and consecutive monthly installments commencing December 26, 2013. In the event that the Company completes a financing equal to or in excess of $3,000,000 prior to January 26, 2014, including pursuant to the Reinvestment Rights, the Company will grant Mr. Keller an additional option to purchase 3,000,000 shares of common stock in accordance with the terms of the Plan, subject to customary adjustments for reverse stock splits and similar events (the “Second Option”). If granted, the Second Option will vest as follows: 25% on the grant date and the remainder in 24 equal monthly installments commencing December 26, 2013. Vesting of the First Option and the Second Option is subject to acceleration upon a change of control, as defined in the Employment Agreement.

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All of the other terms and conditions of employment remain the same as those set forth in the Company’s prior employment agreement with Mr. Keller.

The description of the Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete copy of such document attached as Exhibit 10.3 to the Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

As described in Item 3.02, the Company solicited and received the approval of the Financing and the issuance of the Debenture Shares, the Warrant Shares and the Closing Shares from holders of a majority of its outstanding voting stock (the “Stockholder Approval”). The Stockholder Approval also authorized the Company to file an amendment to its certificate of incorporation to increase the number of authorized shares of common stock to 250,000,000. The Company intends to file the amendment on the 21st day following the mailing of the Information Statement to stockholders.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits:

No.	Description

4.1	Form of Senior Secured Convertible Debenture dated November 27, 2012
4.2	Form of Warrant dated November 27, 2012
10.1	Form of Securities Purchase Agreement dated as of November 26, 2012
10.2	Form of Security Agreement dated as of November 26, 2012
10.3	Employment Agreement with Rod Keller dated November 26, 2012
99.1	Press Release dated November 28, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: November 30, 2012	By:	/s/ Rod Keller
Name: Rod Keller
Title: Chief Executive Officer

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EXHIBIT INDEX

No.	Description

4.1	Form of Senior Secured Convertible Debenture dated November 27, 2012
4.2	Form of Warrant dated November 27, 2012
10.1	Form of Securities Purchase Agreement dated as of November 26, 2012
10.2	Form of Security Agreement dated as of November 26, 2012
10.3	Employment Agreement with Rod Keller dated November 26, 2012
99.1	Press Release dated November 28, 2012

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